SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report: January 17, 2003




                  ALPHA HOSPITALITY CORPORATION

        (Exact Name of Registrant as Specified in Charter)





          Delaware                     1-12522             13-3714474
   (State or other jurisdiction   (Commission File No.)  (IRS Employer
     of incorporation)                                   Identification No.)






     707 Skokie Boulevard, Suite 600, Northbrook, Illinois       60062
       (Address of Principal Executive Offices)                (Zip Code)






     Registrant's telephone number, including area code: (847) 418-3804

ITEM 5.   OTHER EVENTS

      On January 17, 2003, Alpha Hospitality Corporation issued a press release concerning a notification by Nasdaq of a failure to comply with the continued listing requirements of the Nasdaq SmallCap Market. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.


Item 7. Financial Statements and Exhibits

(i) Exhibits
      99    Press Release of Alpha Hospitality Corporation  dated
            January 17, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 17, 2003               ALPHA HOSPITALITY CORPORATION
                                               (Registrant)

                                      By: /s/  Scott A. Kaniewski
                                          Scott A. Kaniewski
                                          Chief Financial Officer

                                                       EXHIBIT 99

                  ALPHA HOSPITALITY CORPORATION

                      707 Skokie Boulevard
                            Suite 600
                        Northbrook, IL  60062



Contact:
Scott Kaniewski                         FOR IMMEDIATE RELEASE
(847) 418-3804


  ALPHA HOSPITALITY CORPORATION RECEIVES DELISTING NOTICE FROM
                             NASDAQ

Northbrook, Illinois - January 17, 2003 - Alpha Hospitality Corporation (Nasdaq and BSE: ALHY) announced today that it received a Nasdaq Staff Determination letter dated January 14, 2003 stating that the Company has failed to comply with the continued listing requirements of the Nasdaq SmallCap Market. The notification was made pursuant to Nasdaq Marketplace Rules 4350(e) and 4350(g) for failure by the Company to hold its 2002 annual meeting within the prescribed period of time. Accordingly, Nasdaq has notified the Company that its securities are subject to delisting from the Nasdaq SmallCap Market. The Company intends to request a hearing before the Nasdaq Listing Qualifications Panel to appeal Nasdaq's determination and the delisting will be stayed pending the Panel's decision. However, there can be no assurance that the Company's appeal for continued listing will succeed.

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